SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 18549

SCHEDULE 14C
(Rule 14C-101)

SCHEDULE 14C INFORMATION STATEMENT
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))
[ ] Definitive Information Statement

DIAMOND DISCOVERIES INTERNATIONAL CORP.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:
________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
________________________________________________________________________

(5) Total fee paid:
[ ] Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
__________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
__________________________________________________________________

(3) Filing Party:
__________________________________________________________________

(4) Date Filed:______________________________________________________________

DIAMOND DISCOVERIES INTERNATIONAL CORP.
804 - 750 West Pender Street
Vancouver, B. C., Canada V6C 2T7

RE: Notice of Action by Written Consent of Stockholders to be Effective November 14, 2005.

Dear Stockholder:

We are notifying our stockholders of record on October 19, 2005, that the board of directors of Diamond Discoveries International Corp., a Delaware corporation has approved, and stockholders owning 92,144,787 shares of our common stock representing 63.1% of our outstanding common stock on October 19, 2005, have executed a written consent in lieu of an annual meeting approving:

1. The election of three directors to serve on the company’s board of directors for a one-year term;

2. An amendment to the company’s certificate of incorporation to increase the number of authorized shares of common stock from 230 Million to 480 Million;

3. The adoption of the Diamond Discoveries International Corp. 2005 Stock Incentive Plan; and

4. The ratification of the appointment of Rodefer Moss & Co PLLC as the company’s independent auditors for the fiscal year ending December 31, 2005.

Under the Delaware General Corporation Law and the company’s bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of the company’s outstanding common stock is sufficient under the Delaware General Corporation Law and the company's bylaws to approve the actions described above. Accordingly, the actions described above will not be submitted to the other stockholders of the company for a vote. This letter is the notice required by Section 228(e) of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

An information statement containing a detailed description of the matters adopted by written consent in lieu of an annual meeting of stockholders accompanies this notice. You are urged to read the information statement in its entirety for a description of the actions taken by the holders of a majority of the voting power of the Company.

The company will first mail this information statement to stockholders on or about October 25, 2005.

By Order of the Board of Directors

/s/ Edward C. Williams, Secretary
October 23, 2005

DIAMOND DISCOVERIES INTERNATIONAL CORP.
804 - 750 West Pender Street
Vancouver, B. C., Canada V6C 2T7
(604) 683-1368

Preliminary
INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

We are sending you this information statement to inform you of actions taken by the holders of a majority of our outstanding common stock by written consent in lieu of an annual meeting.

What actions were taken by the written consent in lieu of an annual meeting?

The holders of a majority of our outstanding common stock executed a written consent:

1.	Electing three directors to serve on our board of directors for a one-year term. This action is described beginning on page 2 of this information statement.

2.
Amending our certificate of incorporation to increase the number of authorized shares of common stock from 230 million to 480 Million. This action is described beginning on page 6 of this information statement.

3.	Adopting the Diamond Discoveries International Corp. 2005 Stock Incentive Plan. This action is described beginning on page 8 of this information statement.

4.
Ratifying the appointment of Rodefer Moss & Co PLLC as our independent auditors for the fiscal year ending December 31, 2005. This action is described beginning on page 9 of this information statement.

How many shares were voted for the actions?

The approval and adoption of each of the actions taken by written consent in lieu of an annual meeting requires the consent of the holders of a majority of the shares of our outstanding common stock. 146,064,981 shares of our common stock were outstanding on October 19, 2005, the record date for written consent in lieu of an annual meeting. Each share of our common stock is entitled to one vote. The holders of 92,144,787 shares of our common stock, representing 63.1% of the shares of our common stock entitled to vote on the record date, executed a written consent in lieu of an annual meeting which is effective on November 14, 2005. Under Delaware General Corporation Law and the company’s bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of the company’s outstanding common stock is sufficient under the Delaware General Corporation Law and the company's bylaws to approve each of the actions described above. As a result, all actions described in this information statement will be effected on November 14, 2005, or as soon thereafter as practicable, without any further action or vote by stockholders.

Am I entitled to dissenter's rights?

The Delaware General Corporation Law does not provide for dissenter's rights for the actions described in this information statement.

Action 1 — Election of Directors

The holders of 92,144,787 shares of our common stock, representing 63.1% of the shares of our common stock entitled to vote on the record date, executed a written consent in lieu of an annual meeting which is effective on November 14, 2005, electing three directors to serve on our board of directors. The directors will serve for a one year term and until their successors are duly elected and qualified at the annual meeting of our stockholders to be held in 2006. As a result of the written consent in lieu of an annual meeting, the following persons have been elected to the board of directors effective November 14, 2005:

Name	Age	Company Position
Thomas J. Kennedy	55	Chairman/Director
John Kowalchuk	59	President/CEO/ Director
Edward C. Williams	45	Secretary/Director

Business Experience.

Thomas J. Kennedy

Mr. Kennedy has been our chairman and a director since March 2004. Mr. Kennedy has been actively engaged as a lawyer, management consultant, and financial consultant from 1991 to present.  During this same time, he has been an officer and director of a number of public companies. From September 1982 until January 1991, Mr. Kennedy was a vice chairman of The Worker’s Compensation Appeal Board of British Columbia which is responsible for hearing appeal cases and, in addition, provided administrative management to certain Vancouver based venture companies.  Mr. Kennedy served as Legal Counsel with the Federal Department of Justice from 1975 to 1981 (Vancouver Regional Office, B.C.)  From 1974 until 1975, Mr. Kennedy was an articling student with Meredith & Company in Vancouver, B.C.

John Kowalchuk

Mr. Kowalchuk has been our president and chief executive officer and a director since March 2004. Mr. Kowalchuk has more than 33 years of mineral exploration experience with both senior and junior mining companies working in Canada, the US, Mexico, and Chile. Mr. Kowalchuk served as a district geologist for Placer Dome for over 6 years and was instrumental in the discovery of several world-class mineral deposits in Canada including the Howard’s Pass deposit on the Yukon/NWT border and the Kerr Copper Gold Deposit at Eskay Creek, BC.  Mr. Kowalchuk has also served as an officer and director for several junior mining companies, including Admiral Bay and presently with Island Mountain Gold Mining and Castillian Resources Corp.

Edward C. Williams

Mr. Williams has been our chief financial officer, secretary, and a director since March 2004. Mr. Williams served as president and chief executive officer of Williams Financial Group, Inc., a financial and business consulting firm from December 1996 to present.  From May to December 1999, Mr. Williams was a director, chief financial officer, treasurer, and assistant secretary of iCommerce Group, Inc. Mr. Williams was chief financial officer of Caribbean Cigar Company from September 1997 to February 1999, interim president from June 1998 to July 1998, and a Director from November 1997 to February 1999. Mr. Williams was vice president - finance of DenAmerica Corp. from April 1996 to July 1996. Mr. Williams was chief financial officer of American Family Restaurants, Inc. from February 1993 to March 1996, when American Family Restaurants, Inc. merged with DenWest Restaurant Corp. From 1987 until January 1993, Mr. Williams was employed by KPMG, most recently as a senior manager.

General Information Concerning the Board of Directors.

Meetings

During the year ended December 31, 2004, our board of directors held four meetings. Each member of the board of directors participated in each meeting of the board. In the interim between annual meetings, the board has the authority under our bylaws to increase or decrease the size of the board and to fill vacancies on the board, for the unexpired term of such vacant position. A written consent in lieu of an annual meeting of stockholders in 2004 was effective September 30, 2004.

Compensation of Directors.

All members of our board of directors are employees of the company, and do not receive any additional compensation for serving on the board, although the company may adopt a director compensation policy in the future.

Conflicts of Interest

Our management has other financial and business interests to which a significant amount of time is devoted which may pose conflicts of interest with regard to the allocation of their time and efforts. Teodosio Pangia, our former president and chief executive officer and a former director owns 4,500,000 shares or 3.1% of our shares of common stock. He is also the sole principal of Epwort Trading, Ltd., holder of 5.1% of our common stock and beneficially owns and/or controls, either directly or indirectly, seven companies, Altea Investments, Ltd., Gata Investments, Ltd., Baychester Investments, Ltd., TVP Capital Corp., Bekeman Investments, Ltd., Aester Investment Holdings Limited, and S D Investments, Ltd., which in the aggregate hold 8,243,000 shares or 5.6% of our shares of common stock. There can be no assurance that our management will resolve all conflicts of interest in favor of the company. Failure of management to conduct the company’s business in its best interest may result in liability of our management to the company.

Code of Ethics

We have a code of ethics that applies to members of our board, our officers including our president (our principal executive officer), and our chief financial officer (our principal financial and accounting officer).  The code of ethics sets forth written standards which are designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us; compliance with applicable governmental laws, rules, and regulations; prompt internal reporting of violations of the code of ethics to an appropriate person or persons identified in the code of ethics; and accountability for adherence to the code of ethics. A copy of the code of ethics is attached as an exhibit to our annual report on Form 10-KSB for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on April 14, 2004.

Committees of the Board

The board of directors does not have a standing audit committee, nominating committee, or compensation committee and has not adopted a charter for any of such committees. The board has not established committees because at the company’s current stage of development, the board has not felt the need to appoint committees and because there are no independent directors to appoint to such committees.

Independence

There are no “independent directors” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. on our board. All of our directors are employees of the company and are our management team. At such time as financial resources are available, the board may seek to recruit one or more independent directors.

Selection of Nominees

The entire board considers candidates for the board of directors. The board does not believe there is any single set of qualities or skills that an individual must possess to be an effective director or that it is appropriate to establish any specific, minimum qualifications for a candidate for election as a director. Rather, each candidate will be evaluated in light of the strengths of the other members of the board and the needs of the board and our company at the time of the election, and the following criteria:

•	Reputation for integrity.

•	Business expertise and achievements.

•	Demonstrated ability and sound judgment that usually will be based on broad experience.

•	Ability and willingness to devote the required amount of time to our affairs, including attendance at board and committee meetings and the annual stockholders' meeting.

•	Temperament and objectivity.

•	Commitment to our values of building sound, long-term growth for our stockholders.

The board of directors will also consider candidates for directors nominated by stockholders.

Stockholder Recommendations for Nomination as a Director

A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders to be held in 2006, must notify the secretary of the company, in writing, no later than December 31, 2005. The written notice must include information about each proposed nominee, including name, age, business address, principal occupation, shares beneficially owned, and other information required to be included in proxy solicitations. A statement from the proposed candidate must also be furnished, indicating the candidate's desire and ability to serve as a director. Adherence to these procedures is a prerequisite to a stockholder's right to nominate a candidate for director.

Communications with the Board

Stockholders and other parties interested in communicating with our board may do so by writing to the Board of Directors, Diamond Discoveries International Corp., 804 - 750 West Pender Street Vancouver, B. C., Canada V6C 2T7. The chairman of the board reviews and forwards all such correspondence to the other members of the board. Directors may at any time review a log of all correspondence received by the company that is addressed to the board and request copies of any such correspondence.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and 10% or greater shareholders of the Company to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and reports of changes in ownership of equity securities of the company (Form 4 and Form 5) and to provide copies of these Forms, as filed, to the company. Based solely on our review of the copies of these forms received by us or representations from certain reporting persons, we believe that SEC beneficial ownership reporting requirements for fiscal 2004 were met, with the exception that, Messrs. Kowalchuk, Kennedy, and Williams failed to timely file a Form 3 when they became directors of the Company in March 2004.

Due to the complexity of the reporting rules, we expect to institute procedures to assist our officers and directors with these obligations.

EXECUTIVE COMPENSATION

The table below shows the annual, long-term and other compensation for services in all capacities to the company and its subsidiaries paid during the year ended December 31, 2004, to the chief executive officer and the other four most highly compensated executive officers of the company during the year ended December 31, 2004 (our “named executive officers”):

Summary Compensation Table

		Annual Compensation				Long Term Compensation
Name and Position	Year	Salary ($)		Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Awards ($)	Securities Under-lying Options/ SARS (#)	All Other Compen-sation ($)
John Kowalchuk	2004	$18,446
Chief Executive Officer	2003	—
	2002	—

Edward C. Williams	2004	$72,500	(1)
Chief Financial Officer	2003	—
	2002	—

(1) Includes $22,500 accrued but not paid to Mr. Williams at December 31, 2004.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The table below shows the number of options to purchase shares of our common stock that were granted to each of our named executive officers during fiscal 2004:

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date
John Kowalchuk

Edward C. Williams

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The table below shows the number of stock options held at the end of, or exercised during, fiscal 2004 for each of our named executive officers:

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
John Kowalchuk			375,000

Edward C. Williams			875,000

(1)
Based on $0.05 per share, the closing price of our common stock as quoted on the Over-the-Counter Bulletin Board on October 10, 2005, the options exercisable by Mssrs. Kowalchuk and Williams are not In-the-Money.

Long Term Incentive Plans - Awards in Last Fiscal Year

None.

Employment Contracts and Termination of Employment, and Change-in-Control Arrangements.

We have not entered into employment agreements with any of our officers or directors.

Action 2 — Approval of Amendment to Certificate of Incorporation to
Increase Number of Authorized Shares of Common Stock

The holders of 92,144,787 shares of our common stock, representing 63.1% of the shares of our common stock entitled to vote on the record date, executed a written consent in lieu of an annual meeting which is effective on November 14, 2005, approving an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 230 Million to 480 Million. The form of the certificate of amendment to the certificate of incorporation is attached as Exhibit A to this information statement.

Purpose of Increase in the Number of Authorized Shares

The company has only approximately 8,400,000 shares of common stock available for general corporate purposes. The board of directors does not believe this is an adequate number of shares to assure that there will be sufficient shares available for issuance in connection with possible future financings, possible future acquisition transactions, possible future awards under employee benefit plans, stock dividends, stock splits, and other corporate purposes. Therefore, the board of directors has proposed the increase in authorized shares of common stock as a means of providing it with the flexibility to act with respect to the issuance of common stock or securities exercisable for, or convertible into, common stock in circumstances which it believes will advance the interests of the company and its stockholders without the delay of seeking an amendment to the certificate of incorporation at that time.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, under the laws of the State of Delaware, authorized, unissued, and unreserved, shares may be issued for such consideration (not less than par value) and purposes as the board of directors may determine without further action by the stockholders. The issuance of such additional shares may, under certain circumstances, result in the dilution of the equity or earnings per share of the existing stockholders.

The board of directors has no current specific plans to authorize the issuance of additional shares of common stock, except in connection with awards under the Diamond Discoveries International Corp. 2005 Stock Incentive Plan. In connection with the company’s overall financing plan, from time to time, the board of directors has considered the issuance of common stock or securities convertible into common stock. As a result of stockholder approval of the amendment, the board of directors will have more flexibility to pursue opportunities to engage in possible future financing transactions involving common stock or securities convertible into common stock. However, at this time, no decision to proceed with any such transaction has been made and no determination as to the type or amount of securities that might be offered has been made, should a possible future transaction be pursued.

Certain Effects of the Amendment

The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or a takeover of the company. However, use of these shares for such a purpose is possible. Shares of authorized but unissued or unreserved common stock and preferred stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the company or could be issued to purchasers who would support the board of directors in opposing a takeover proposal. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The board of directors and executive officers of the company have no knowledge of any current effort to obtain control of the company or to accumulate large amounts of common stock.

Holders of common stock are not entitled to preemptive rights with respect to the issuance of additional shares of common stock or securities convertible into or exercisable for common stock. Accordingly, the issuance of additional shares of common stock or such other securities might dilute the ownership and voting rights of stockholders. The proposed amendment to the certificate of incorporation does not change the terms of the common stock. The additional shares of common stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions, and will be identical in all other respects to the shares of common stock now authorized.

The amendment to the certificate of incorporation will become effective on, or as soon as practicable after, November 14, 2005.

Financial Statements and Other Information.

The information required to be disclosed by Item 13 of Secedule 14A is incorporated by reference from the company’s annual report on Form 10-KSB filed with SEC on April 14, 2005.

Action 3 — Approval of the Diamond Discoveries International Corp. 2005 Stock Incentive Plan

The holders of 92,144,787 shares of our common stock, representing 63.1% of the shares of our common stock entitled to vote on the record date, executed a written consent in lieu of an annual meeting which is effective on November 14, 2005, approving the Diamond Discoveries International Corp. 2005 Stock Incentive Plan (the “2005 Plan”). The 2005 Plan is being adopted to provide stock incentives to officers, directors, key-employees, and independent contractors that provided services to the Company. A copy of the 2005 Plan is attached hereto as Exhibit B.

Shares Available for Issuance

The 2005 Plan authorizes awards of stock incentives for up to 35 million shares of the common stock of the company. The compensation committee or the board of directors may amend the terms of the 2005 Plan, provided that no such amendment may increase the number of shares reserved under the 2005 Plan without stockholder approval. No stock incentives have been awarded under the 2005 Plan.

Administration and Eligibility

The 2005 Plan will be administered by a compensation committee, or the entire the board of directors acting as the compensation committee. The compensation committee has the sole authority to interpret the 2005 Plan and to decide all questions of fact arising in its application. Subject to the provisions of the 2005 Plan, the compensation committee is authorized to establish rules for the administration of the 2005 Plan, to interpret the 2005 Plan, to make determinations about when to make grants under the 2005 Plan and the characteristics of those grants, and to take other actions consistent with the 2005 Plan. All of our employees, including employees who are officers or members of the board, and members of the board who are not employees are eligible to participate in the 2005 Plan. Also, consultants and advisors who perform services to us are eligible to participate in the 2005 Plan if they render bona fide services and the services are not in connection with the offer or sale of our securities in a capital-raising transaction.

Amendment or Termination of the 2005 Plan

The board of directors may terminate or amend the 2005 Plan at any time, provided that any amendment to the 2005 Plan that requires stockholder approval will be submitted to a vote of stockholders in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, if that section is applicable. Except as otherwise provided in the 2005 Plan, the board cannot increase the number of shares that may be issued under the 2005 Plan without stockholder approval. Neither the compensation committee nor the board may amend the 2005 Plan in a manner which would impair or adversely affect the rights of an optionee without the optionee's consent or make an option grant contrary to law. The 2005 Plan will become effective on November 14, 2005, immediately following the filing of the certificate of amendment to the certificate of incorporation and will terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier.

Stock Incentives that May be Awarded under the 2005 Plan

The 2005 Plan provides for the grant of incentive stock options and nonqualified stock options (“Options”) and restricted stock awards (“Awards”). Options granted under the 2005 Plan may be either: (i) options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended; or (ii) non-qualified stock options.  Options may be granted under the 2005 Plan for all employees and consultants of the company, or employees of any present or future subsidiary or parent of the Company.

Any incentive stock option that is granted under the 2005 Plan may not be granted at a price less than the fair market value of the company’s common stock on the date of grant (or less than 110% of the fair market value in the case of holders of 10% or more of the total combined voting power through all classes of stock of the company or a subsidiary or parent of the company.)  Non-qualified stock options may be granted at the exercise price established by the compensation committee, which may be less than the fair market value of the company’s common stock on the date of grant.

Options granted under the 2005 Plan are exercisable for a period not to exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a holder of more than 10% of the total combined voting power of all classes of stock of the company or a subsidiary or parent of the company) and shall lapse upon expiration of such period, or earlier upon termination of the recipient’s employment with the company, or as determined by the compensation committee.

Options and Awards are generally non-transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

Action 4 — Ratification of Auditors

The holders of 92,144,787 shares of our common stock, representing 63.1% of the shares of our common stock entitled to vote on the record date, executed a written consent in lieu of an annual meeting which is effective on November 14, 2005, ratifying the Board of Directors' engagement of Rodefer Moss & Co PLLC as the Company’s independent accountants for the fiscal year ending December 31, 2005.

Previous Audit Fees

During 2004 and 2003, the company incurred the following fees for professional services rendered by the principal accountant:

	2004	2003
Audit fees	$20,347	$27,182
Audit-related fees	$8,670	$3,486
Tax fees	$0	$0
All other fees	$0	$0

Preapproval Policies

The board of directors, acting as the audit committee, must pre-approve all audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The board has not designated any exclusions to this general policy or delegated its responsibility to any officer or director.

Beneficial Ownership of Principal Stockholders, Directors, and Management

As of October 19, 2005, the company had approximately 146,064,981 shares of common stock outstanding. The holders of a majority of the outstanding shares of common stock have executed a stockholder action by written consent in lieu of an annual meeting which is effective on November 14, 2005. As a result, all actions described in this information statement will be effected on November 14, 2005, or as soon thereafter as practicable.

The following table sets forth the name and address of each officer and director of the company and each person who owns beneficially more than five percent of the common stock of the company, and the number of shares owned by each such person and by all officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Ownership		Approximate % of Class(2)
Thomas J. Kennedy Chairman and Director	1,000,000	(3)	* %
John Kowalchuk President, CEO and Director	375,000	(4)	*
Edward C. Williams Secretary, CFO and Director	875,000	(5)	*
Directors and Officers as a Group(3)(4)(5)	2,250,000		1.5%
Teodosio V. Pangia	20,243,000	(6)	13.9%
Epwort Trading Ltd.(7)	7,500,000		5.1%

* Less than 1%
(1)          Unless otherwise indicated, the beneficial owner’s address is the same as the company’s principal office.
(2)          Percentages calculated on the basis of the amount of outstanding shares plus, for each person, any shares that person has the right to acquire within 60 days pursuant to options or other rights.
(3)          Includes 500,000 shares of common stock that are issuable under a stock option.
(4)          Includes 375,000 shares of common stock that are issuable under a stock option.
(5)          Includes 875,000 shares of common stock that are issuable under a stock option.
(6)          Includes 4,500,000 shares held by Mr. Pangia, an aggregate of 8,243,000 shares held TVP Capital Corp., Altea Investments, Ltd., Gata Investments, Ltd., Bekeman Investments, Ltd., SD Investments, Ltd., Baychester Investments Ltd., and Aester Investments Holdings Limited, companies beneficially owned and/or controlled (directly or indirectly) by Mr. Pangia, and 7,500,000 shares held by Epwort Trading, Ltd. See footnote (7) below.
(7)          Teodosio V. Pangia is the sole officer, director and shareholder of Epwort Trading, Ltd.

Other Matters

No matters other than those discussed in this information statement are contained in the written consent in lieu of annual meeting signed by the holders of a majority of the voting power of the company.

Additional Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and quarterly reports on Form 10-KSB and 10-QSB, proxy and information statements, and other forms and reports with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through EDGAR may be obtained free of charge.

Interest of Certain Persons In or In Opposition to Matters To Be Acted Upon

(a) No officer or director of the company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the company.

(b) No director of the company opposed the proposed actions taken by the company set forth in this information statement.

Proposal By Security Holders

No security holder has requested the company to include any proposal in this information statement.

Expense of Information Statement

The expenses of mailing this information statement will be borne by the company, including expenses in connection with the preparation and mailing of this information statement and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the information statement to the beneficial owners of our common stock held of record by such persons and that the company will reimburse them for their reasonable expenses incurred in connection therewith.

Delivery Of Documents To Security Holders Sharing An Address

Only one information statement is being delivered to multiple security holders sharing an address unless the company has received contrary instructions from one or more of the security holders. The company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the company below; or by calling the company at the number below and requesting a copy of the information statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

Company Contact Information

All inquires regarding our company should be addressed to our company's principal executive office:

Diamond Discoveries International Corp.
804 - 750 West Pender Street
Vancouver, B. C., Canada V6C 2T7
Attention: Corporate Secretary

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Edward C. Williams
Edward C. Williams, Secretary

EXHIBIT A

Form of Amendment to the Certificate of Incorporation

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION OF
DIAMOND DISCOVERIES INTERNATIONAL CORP.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Incorporation:

FIRST: The name of the corporation is Diamond Discoveries International Corp.

SECOND: The following amendment to the Certificate of Incorporation was adopted on the 22nd day of September 2005, by unanimous written consent of the Board of Directors of the corporation:

RESOLVED, that the Certificate of Incorporation of Diamond Discoveries International Corp. be amended by replacing the Fourth Article in its entirety so that, as amended, said Article shall be and read as follows:

FOURTH: The aggregate number of shares which this Corporation shall have the authority to issue is Five Hundred Million (500,000,000) shares, as follows:

(a) Common Stock. Of the total authorized capital stock, the Corporation shall have the authority to issue Four Hundred Eighty Million (480,000,000) shares, par value $.001, which shares shall be designated "Common Stock." Each share of Common Stock shall be identical in all respects and for all purposes and entitled to: one vote in all proceedings in which action may or is required to be taken by stockholders of the Corporation; participate equally in all dividends payable with respect to Common Stock, subject to any dividend preferences in favor of Preferred Stock, as, if, and when declared by the Board of Directors of the Corporation; and share ratably in all distributions of assets of the Corporation in the event of any voluntary or involuntary liquidation, or winding up of the affairs of the Corporation, subject to any liquidation preferences in favor of Preferred Stock.

(b) Preferred Stock. Of the total authorized capital stock, the corporation shall have the authority to issue Twenty Million (20,000,000) shares, par value $.001, which shares shall be designated "Preferred Stock."

A. Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors, which resolutions shall be filed with the Secretary of State of the State of Delaware as required by law.

B. Each series of Preferred Stock

(i) may have such number of shares;

(ii) may have such voting powers, full or limited, or may be without voting powers;

(iii) may be subject to redemption at such time or times and at such prices;

(iv) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to the dividends payable on any other class or classes or series of stock;

(v) may have such rights upon the dissolution of, or upon any distribution of the assets of the Corporation;

(vi) may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

(vii) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(viii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of this Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and the purchase redemption or other acquisition by this Corporation or any subsidiary of any outstanding stock of this Corporation; and

(ix) may have such other relative, participating, optional or other rights, qualifications, limitations or restrictions, all as shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

C. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were, subject to the conditions or restriction on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred stock and subject to any filing required by law.

No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued shall be entitled as of right to purchase or subscribe for unissued stock of any class, or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of any class of the corporation, or bonds, certificates of indebtedness, debentures, or other securities convertible into stock of any class of the corporation, or carrying any right to purchase stock of any class of the corporation, but any such unissued stock or any such additional authorized issue of any stock or of other securities convertible into stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion.

THIRD: That in lieu of a meeting and vote of stockholders, stockholders holding a majority of the outstanding common stock have executed a written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officers, this 14th day of November 2005.

DIAMOND DISCOVERIES INTERNATIONAL CORP.

By:
John Kowlachuck, Chief Executive Officer

Attest:

By:
Edward C. Williams, Secretary

EXHIBIT B

Form of Diamond Discoveries International Corp. 2005 Stock Incentive Plan

DIAMOND DISCOVERIES INTERNATIONAL CORP.
2005 STOCK INCENTIVE PLAN

The purpose of the Diamond Discoveries International Corp. 2005 Stock Incentive Plan (the “Plan”) is to provide (a) designated employees (including employees who are also officers or directors) of Diamond Discoveries International Corp. and its subsidiaries (the “Company”), (b) certain consultants and advisors to the Company, and (c) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options and nonqualified stock options (“Options”) and restricted stock awards (“Restricted Stock Awards”). Options and Restricted Stock Awards are collectively referred to herein as “Awards”).

1. Administration.

The Plan will be administered by the compensation committee (the “Committee”) of the Board. If no compensation committee is appointed by the Board, all references in the Plan to the Committee shall be deemed to refer to the Board. The Committee shall have the sole authority to (a) determine the individuals to whom Awards shall be granted under the Plan, (b) determine the type, size, and terms of the Awards to be granted to each such individual, (c) determine the time when the Awards will be granted and the duration of any applicable exercise period, including the criteria for exercisability and the acceleration of exercisability, and (d) deal with any other matters arising under the Plan. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. None of the Board of Directors or any member thereof, the Committee or any member thereof, any officer or delegate of any of the foregoing (collectively, the “Exculpated Persons”), shall be liable to anyone for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan (collectively, the “Covered Acts”). Each Exculpated Person shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense, including without limitation reasonable attorneys’ fees, arising out of or resulting from any Covered Act to the fullest extent permitted by law, any indemnification agreement between any Exculpated Person and the Company, and/or under any applicable insurance coverage which may be in effect from time to time.

2. Shares Subject to the Plan.

The aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued under the Plan is Thirty-Five Million (35,000,000) shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Awards granted under the Plan terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised, the shares subject to such Awards shall again be available for purposes of the Plan.

3. Eligibility for Participation.

All employees of the Company (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of Company securities in a capital-raising transaction. Employees, Key Advisors, and Non-Employee Directors who receive Awards under this Plan shall hereinafter be referred to as “Grantees.”

4. Options.

Options granted under the Plan may be incentive stock options (“Incentive Stock Options”) or nonqualified stock options (“Nonqualified Stock Options”). All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the “Grant Instrument”) or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors, and Key Advisors. The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee, provided however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted unless such Employee, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, in which event the Exercise Price per share shall be not less than 110% of the Fair Market Value of Company Stock on the date of grant. Fair Market Value per share shall be the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date. The Exercise Price of a Nonqualified Stock Option may be any price approved by the Committee and is not required to be Fair Market Value.

5. Restricted Stock Awards.

The Committee may grant Restricted Stock Awards pursuant to the Plan. Restricted Stock Awards may be granted to Employees, Non-Employee Directors, and Key Advisors. Restricted Stock Awards shall be in any form the Committee deems appropriate, including but not limited to, stock for converted options, stock bonuses, and stock purchase rights. Each Restricted Stock Award shall be evidenced by a Grant Instrument. A Grantee’s right to retain a Restricted Stock Award may be subject to such restrictions, including, but not limited to, continuous employment by the Company for a specified period as the Committee deems appropriate. The Committee may, in its sole discretion, require different periods of employment and objectives with respect to different Grantees, different Restricted Stock Awards, or designated portions of a single Restricted Stock Award. Company Stock subject to a Restricted Stock Award shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, and may be free trading or may be subject to forfeiture until provided otherwise in the Grant Instrument or the Plan. Grants of Restricted Stock Awards shall be made at such cost to the Grantee as the Committee shall determine and may be issued in consideration for past services actually rendered to or for the benefit of the Company.

6. Amendment and Termination of the Plan.

The Board may amend or terminate the Plan at any time; provided, however, that any amendment to the Plan that requires stockholder approval shall be submitted to a vote of stockholders in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, if such Section is applicable to the Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the stockholders.

7. Administrative Provisions.

(a) Governing Document. The Plan and any Grant Instrument shall be the controlling document and shall govern the rights and obligations of the Company and the applicable Grantee. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(b) Rights of Participants. Nothing in the Plan shall entitle any Employee, Key Advisor or other person to any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

(c) Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a section, the content of the section shall control.

(d) Effective Date of the Plan. The Plan was adopted by the Board of Directors on September 22, 2005 and by the stockholders on November 14, 2005.

(e) Certain Awards. Nothing contained in the Plan shall be construed to (a) limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards granted to employees thereof who become Employees of the Company, or for other proper corporate purpose, or (b) limit the right of the Company to grant stock options or restricted stock awards or to grant stock appreciation rights, performance shares, dividend equivalent payments or other stock based awards or make other awards outside of the Plan. Without limiting the foregoing, the Committee may grant Awards to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a stock option or restricted stock award made by such corporation. The Committee shall prescribe the provisions of the substitute Awards.

(f) Compliance with Law. The Plan, the grant and exercise of Awards, and the obligations of the Company to issue or transfer shares of Company Stock under Awards shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any grant if it is contrary to law or modify a grant to bring it into compliance with any valid and mandatory government regulation.

(g) Withholding Taxes. The Committee shall adopt rules regarding the withholding of taxes due upon the exercise of Awards.

(h) Ownership of Stock. A Grantee or successor Grantee shall have no rights as a stockholder with respect to any shares of Company Stock covered by an Award until the shares are issued or transferred to the Grantee or successor Grantee on the stock transfer records of the Company. Once an Award is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Award is exercised.

(i) Governing Law. The validity, construction, interpretation, and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Delaware.